Exhibit (t)(1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned constitutes and appoints each of Robert D. Pomeroy, Jr. and Gerald A. Michaud as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign and all registration statements of Horizon Technology Finance Corporation, and any amendments or supplements thereto, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Joseph J. Savage
Joseph J. Savage	Director	April 6, 2016